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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event reported)—August 17, 2004 (August 17, 2004)

AFFORDABLE RESIDENTIAL COMMUNITIES INC.
(Exact name of registrant as specified in its charter)

Maryland (State of Incorporation)	001-31987 (Commission File Number)	84-1477939 (IRS Employer Identification No.)

600 Grant Street, Suite 900, Denver, Colorado, 80203
(Address of principal executive offices and zip code)

(303) 383-7500
(Registrant's Telephone Number)

Item 12. Results of Operations and Financial Condition

        On August 17, 2004, Affordable Residential Communities Inc. (the "Company") posted on the Company's website a supplemental presentation concerning the Company's results of operation for the second quarter of 2004. The supplemental presentation is attached hereto as Exhibit A to this Form 8-K and is furnished to, but not filed with, the Commission.

2

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: August 17, 2004	AFFORDABLE RESIDENTIAL COMMUNITIES INC.
	By:	/s/ SCOTT D. JACKSON Scott D. Jackson Chairman and Chief Executive Officer

3

Exhibit A

Second Quarter 2004
Earnings Release and
Supplemental Operating and Financial Data

Affordable Residential Communities
600 Grant Street, Suite 900
Denver, CO 80203
Phone: (866) 847-8931
Fax: (303) 294-0121
www.aboutarc.com

Table of Contents

Portfolio Map	1
Press Release Text	2
Financial Data
Financial Highlights	6
First Quarter Adjustments	7
Balance Sheet	8
Debt Analysis	9
Statement of Operations	10
Comprehensive Income	11
Segment Detail	12
Same Community Data	13
Same Community—Percentage Growth	14
Total Real Estate Segment	15
Capital Expenditure Summary	16
Manufactured Home Purchases	17
Top 20 Markets	18
Acquisitions & Dispositions	19
Hometown Acquisition Data	20
Home Sales Data	21
Owned Home Data	22
Investor Inquiries	23
Exhibit I—Non-GAAP Financial Measures
Definitions of Non-GAAP Measures	I-1
FFO, FAD & EBITDA Reconciliation	I-2
Total Real Estate Net Segment Income Reconciliation	I-3
Same Community Net Segment Income Reconciliation	I-4

Note: This earnings release and supplemental operating and financial data report contains certain non-GAAP financial measures that we believe are helpful in understanding our business as further described in Exhibit I. These financial measures that principally include Funds From Operations, Funds Available for Distribution, Earnings Before Interest, Taxes, Depreciation and Amortization, and Net Segment Income should not be considered an alternative to Loss Available to Common Stockholders or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.

Portfolio Map

Press Release Text

Affordable Residential Communities Inc. Reports Second Quarter 2004 Results

        DENVER, August 16, 2004 (BUSINESS WIRE)—Affordable Residential Communities Inc. (NYSE: ARC) today announced results for the quarter ended June 30, 2004.

Results

        For the quarter ended June 30, 2004, funds from operations available to common stockholders (FFO)(1) was $9.3 million or $0.23 per share. For the quarter ended June 30, 2004, net loss available to common stockholders was $7.1 million or $0.17 per share as compared to a net loss of $8.5 million or $0.50 per share for the three months ended June 30, 2003. Our results in the quarter ended June 30, 2004 reflect for the entire quarter the effects of our IPO, the acquisition of certain assets from Hometown America LLC and the repayment of certain indebtedness, all of which were completed in February. On a same community basis, revenue in our real estate segment was up 2.0% to $36.8 million from $36.1 million for the second quarter ended June 30, 2004 as compared to the second quarter ended June 30, 2003. Same community expenses increased 9.8% to $15.1 million from $13.8 million for the three months ended June 30, 2004 as compared to the three months ended June 30, 2003. As a result, same communities real estate net segment income(2) decreased 2.8% to $21.6 million from $22.3 million for the three months ended June 30, 2004 as compared to the three months ended June 30, 2003.

        For the six months ended June 30, 2004, funds from operations available to common stockholders (FFO)(1) was $(12.4) million or $(0.35) per share. For the six months ended June 30, 2004, net loss available to common stockholders was $42.1 million or $1.21 per share as compared to a net loss of $16.9 million or $1.00 per share for the six months ended June 30, 2003. Our results in the six months ended June 30, 2004 reflect the inclusion of one-time charges of $27.9 million or $0.74 per share related to our IPO, acquisition of certain assets from Hometown America LLC and the repayment of certain indebtedness, all of which were completed in February. On a same community basis, revenue in our real estate segment was up 2.8% to $73.7 million from $71.7 million for the six months ended June 30, 2004 as compared to the six months ended June 30, 2003. Same community expenses increased 6.1% to $29.2 million from $27.6 million for the six months ended June 30, 2004 as compared to the six months ended June 30, 2003. As a result, same communities real estate net segment income(2) increased 0.1% to $44.4 million from $44.1 million for the six months ended June 30, 2004 as compared to the six months ended June 30, 2003.

        See the attachment to this press release for reconciliation of FFO and real estate net segment income to net loss ($7.1 million for the three months ended June 30, 2004), and FFO per share to net loss per share ($0.17 per share for the three months ended June 30, 2004), the most directly comparable GAAP measures, and to Notes 1 and 2 for a definition of FFO and real estate net segment income.

        Total portfolio occupancy averaged 79.8% for the three months ended June 30, 2004. Average occupancy for same communities decreased from 86.9% for the three months ended June 30, 2003 to 82.5% for the three months ended June 30, 2004 due mainly to the lack of available chattel lending and lenders moving repossessed homes out of the communities.

Transaction Accounting

        Our results in the first half of 2004 were impacted by a series of one-time charges related to our recent activities totaling $27.9 million or $0.74 per share. The primary components of the charges include: (i) restricted stock grant of $10.1 million, (ii) write-off of loan origination costs and exit fees associated with the repayment of indebtedness of $13.4 million and (iii) IPO related costs of $4.4 million. These costs will not impact future reporting periods.

Acquisitions

        Effective June 30, 2004, we closed on a 36-community portfolio, the D.A.M. acquisition. This portfolio consists of approximately 3,600 homesites that are approximately 91% occupied with an average rent of $254 per month. We paid $65.5 million, including closing costs representing an in-place capitalization rate of approximately 8.5%. We assumed existing debt with a fair value of $29.7 million, bearing an effective interest rate of 5.54%. The remainder of the consideration consisted of cash of $8.0 million that we paid in July and preferred operating partnership units, valued at $25.1 million, having a liquidation preference of $25 per unit and earning a cash distribution of 6.25% payable quarterly. The communities are located primarily in Pennsylvania and fit well with our existing footprint.

        In addition, we have completed the purchase of three of four communities we placed under separate contracts in the second quarter located in Salt Lake City, UT for a total purchase price of $12.6 million. These communities have a total of 525 homesites. We closed on two of these communities in June comprising 243 homesites and a third in July comprising 145 homesites.

Planned Sales of Communities

        On May 14, 2004, we entered into an agreement to sell three communities, Sea Pines, Camden Point and Butler Creek, to an unaffiliated third party for a total sales price of $5.9 million subject to the buyer's completion of due diligence. There can be no assurance that this transaction will be completed.

        In July we entered into a real estate auction agreement to sell twelve communities comprising approximately 2,900 homesites located primarily in geographic locations where we do not have market concentrations. The auction is presently scheduled for September, resulting in closings of the sale transactions during the fourth quarter of 2004. There can be no assurance that these sales will be completed.

Integration of the Hometown Communities and Ongoing Business Strategy

        We remain satisfied with the progress we are making in integrating the Hometown portfolio we acquired in connection with our first quarter IPO. We have replaced a majority of the former Hometown community managers and we are making progress as planned in training the new Hometown personnel in ARC systems and procedures, preparing homesites for new home deliveries, addressing deferred maintenance issues and improving amenities in order to meet ARC's quality standards.

        Our ARC and Hometown communities continue to be challenged by high move-outs of homes repossessed by finance companies, the continued absence of outside chattel financing for our potential new residents, some regulatory delays in obtaining required home selling licenses and a higher level of home renter moveouts primarily in the newly acquired Hometown communities based on our requirement that residents adhere to our community standards. However, we are encouraged by the continued high demand for our product and by the steady reduction in the rate of new repossessions and subsequent move-outs by finance companies. In addition, we continue to experience high levels of home renter move-ins and we are encouraged by the level of response we have received at the seven Fiesta sales events we have conducted so far.

        In the course of the second quarter and in response to existing market conditions, we have made a number of refinements to our occupancy initiatives. These are designed to drive our occupancy and migrate from a plan that drives occupancy based on leasing (our first step to credit intermediation) to a plan that retains our good customers, lengthens their duration by migrating them to homeownership with lease-purchase and freshens our manufactured home property assets with sales of used homes to new homeowners. Our revised plan also contemplates selling communities that do not fit our current footprint, do not have good long-term growth prospects or that have high enough sales proceeds as to enhance shareholder return through redeployment of proceeds. Lastly, our revised plan calls for enhancing our financial liquidity and flexibility by replacing our unused $125 million revolving credit facility with three separate lines of credit, (i) an $85 million revolving credit mortgage facility, (ii) a $50 million home inventory purchasing line of credit and (iii) a revolving home lease receivables line of credit of between $85 million and $100 million. Presently, we have canceled the revolving credit facility and obtained commitments for the mortgage facility and the home inventory purchasing line of credit with the expectation that we will close these lines of credit by the end of August although there is no assurance that we will do so. We are in discussions with a number of potential lenders for the revolving home lease receivables line of credit although we have received no commitments from them nor can there be any assurance that we will receive them.

        A conference call to discuss results for the three and six months ended June 30, 2004 will be held Monday, August 16, 2004 at 12:00 noon Eastern Time. This call is being webcast by CCBN and can be accessed at ARC's website at www.aboutarc.com.

        The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents at www.streetevents.com.

        Affordable Residential Communities Inc., as of June 30, 2004, owns and operates approximately 71,000 homesites located in 342 communities in 31 states. ARC is a fully integrated, self-administered, self-managed equity real estate investment trust (REIT) focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Denver, CO.

(1)
As defined by NAREIT, FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

(2)
Real estate net segment income provides a measure of rental operating results that does not include property management, depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses. We present real estate net segment income because we consider it an important supplemental measure of the operating performance of our communities and believe it is frequently used by lenders, securities analysts, investors and other interested parties in the evaluation of REITs, many of which present real estate net segment income when reporting their results. Real estate net segment income is defined as income from rental and other property and manufactured homes less expenses for property operations and real estate taxes. Real estate net segment income does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends on common and preferred stock. Real estate net segment income should not be considered a substitute for net income (calculated in accordance with GAAP) nor a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity.

        The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, general risks affecting the real estate industry; the Company's ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company's assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and timing with respect thereto; the Company's growth and expansion into new markets or to integrate acquisitions successfully; and the effect of interest rates as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any intention or obligation to provide public updates, revisions or amendments to any forward-looking statements that become untrue because of subsequent events.

Financial Highlights

	Three Months Ended
	06/30/04		03/31/04		Change
	($ in thousands, except per share data)
Operating Data
Total revenue	$59,237		$45,470		30.3%
Same community real estate net segment income(c)	$21,645		$22,801		(5.1)%
Avg. monthly real estate revenue per occupied homesite	373		370		0.8%
Avg. monthly homeowner rental income per homeowner occupied homesite	286		285		0.3%
Weighted average occupied homesites	32,857		33,228		(1.1)%
EBITDA(c)	$25,895		$6,583		293.4%
Adjusted EBITDA(a)(c)	25,895		21,070		22.9%
Funds from operations available to common stockholders and OP unitholders(c)	$9,854		$(23,609)		(141.7)%
FFO per share—diluted	0.23		(0.74)		(130.8)%
FFO payout ratio	137.5%		NA		NA
Recurring capital expenditures	$1,100		$520		111.6%
Scheduled principal amortization of indebtedness	2,200		1,936		13.6%
Funds available for distribution ("FAD")(c)	$6,554		$(26,065)		(125.1)%
FAD per share—diluted	0.15		(0.82)		(118.5)%
FAD payout ratio	206.8%		NA		NA
Net income (loss) to common stockholders	$(7,126)		$(34,969)		(79.6)%
Earnings (loss) per share—basic	(0.17)		(1.20)		(85.5)%
Earnings (loss) per share—diluted	(0.17)		(1.20)		(85.5)%
Distributions per common share (through June 30, 2004)	$0.3125		0.1493	(b)	NA
Distributions per preferred share (through July 30, 2004)	0.5156		0.4182	(b)	NA
Interest expensed	$12,981		$14,684		(11.6)%
Interest capitalized	1,235		544		NA

Total interest incurred	$14,216		$15,228
EBITDA/interest	1.82	x	0.43	x
EBITDA/interest + preferred stock dividend	1.54	x	0.40	x
Share Detail
Average number of common shares outstanding	40,857		29,233		39.8%
Average number of OP units outstanding	2,412		2,560		(5.8)%

Diluted shares outstanding	43,269		31,793		36.1%

	06/30/04	03/31/04	Change
Balance Sheet Data
Total assets	$1,834,169	$1,770,503	3.6%
Total debt	972,699	933,942	4.1%
Market equity value, end of period	719,842	802,234	(10.3)%
Debt/total assets	53.0%	52.8%	0.5%
Debt/total market capitalization	57.5%	53.8%	6.8%
Other Data
Total properties (at period end)	342	301
Total homesites (at period end)	71,058	66,548
Occupied homesites (at period end)	56,587	53,353
Occupancy percentage—total portfolio	79.6%	80.2%

(a)
Adjusted EBITDA reflects the add-back of $27.9 million in one-time costs related to the IPO and the early termination of certain indebtedness.

(b)
Reflects partial period.

(c)
See Exhibit I for definition and reconciliation to nearest GAAP measure.

First Quarter Adjustments

	3/31/04
	($ in thousands; except per share data)
FFO available to common stockholders & OP unitholders(a)	$(23,609)
Plus:
Restricted stock grants	10,070
IPO related costs	4,417
Early termination of debt	13,427

Adjusted FFO(a)	$4,305
Plus:
Preferred dividend	1,232
Depreciation on F, F & E	369
Amortization of loan origination fees	868
Net interest expense	14,296

Adjusted EBITDA(a)	$21,070

Adjusted FFO(a)	$4,305
FFO per share—diluted	0.14
FFO payout ratio	150.4%
Recurring capital expenditures	$520
Scheduled principal amortization of indebtedness	1,936
Adjusted FAD(a)	$1,849
FAD per share—diluted	0.06
FAD payout ratio	350.1%
Adjusted EBITDA/interest	1.38	x
Adjusted EBITDA/interest + preferred dividend	1.28	x
Distributions payable on common shares and OP units 1st Quarter	$6,474

(a)
See Exhibit I for definition and reconciliation to nearest GAAP measure.

Balance Sheet

	Period Ending
	06/30/04	03/31/04	12/31/03
	($ in thousands)
Assets
Rental property
Land	$224,504	$211,432	$125,977
Land improvements and buildings	1,309,646	1,230,974	738,807
Manufactured homes and improvements	192,197	163,430	136,589
Furniture, equipment and vehicles	9,374	9,200	8,896

Rental property, gross	1,735,721	1,615,036	1,010,269
Accumulated depreciation	(131,790)	(116,441)	(103,221)

Rental property, net	1,603,931	1,498,595	907,048
Cash and cash equivalents	47,742	87,986	26,631
Restricted cash	935	1,435	13,669
Tenant, notes and other receivables, net	16,117	14,190	8,392
Inventory	2,528	3,085	3,878
Loan origination costs, net	14,964	15,108	11,921
Loan reserves	28,564	29,643	32,414
Goodwill	86,126	86,126	86,126
Lease intangibles and customer relationships, net	23,920	24,668	11,626
Prepaid expenses and other assets	9,342	9,667	24,128

Total assets	$1,834,169	$1,770,503	$1,125,833

Liabilities and Stockholders' Equity
Notes payable and preferred interest	$972,699	$933,942	$789,574
Accounts payable and accrued expenses	42,739	32,492	20,174
Tenant deposits and other liabilities	20,003	12,024	8,101

Total liabilities	1,035,441	978,458	817,849
Minority interest	61,896	37,175	42,639
Stockholders' equity
Preferred stock	119,108	119,108	—
Common stock	410	410	170
Paid-in capital	791,916	791,916	378,018
Unearned compensation	(923)	(1,760)	—
Accumulated other comprehensive income (expense)	1,284	(518)	—
Retained deficit	(174,963)	(154,286)	(112,843)

Total stockholders' equity	736,832	754,870	265,345

Total liabilities and stockholders' equity	$1,834,169	$1,770,503	$1,125,833

Debt Analysis

	Debt Amount	% of Total Debt	Interest Rate	Maturity Date
	($ in thousands)
Fixed Rate Debt
Senior fixed rate mortgage due 2012	$305,361	31.4%	7.350%	2012
Senior fixed rate mortgage due 2014	214,673	22.1%	5.530%	2014
Senior fixed rate mortgage due 2009	100,343	10.3%	5.050%	2009
Various individual fixed rate mortgages	165,102	17.0%	7.310%	2004 - 2031
Existing other loans	1,087	0.1%	8.670%	2005

Total fixed rate debt	786,566	80.9%	6.553%
Variable Rate Debt(a)
Senior variable rate mortgage	184,011	18.9%	4.240%	2006
Consumer finance credit facility	0	0.0%	0.000%	2008
Floorplan lines of credit	2,061	0.2%	7.750%	2004
Revolving credit facility	0	0.0%	0.000%	2006
Other loans	61	0.0%	4.000%	2004

Total variable rate debt	186,133	19.1%	4.279%
Total debt	$972,699	100.0%	6.118%

% Fixed / Variable
Fixed	$786,566	80.9%	6.553%
Variable	186,133	19.1%	4.279%

Total debt	$972,699	100.0%	6.118%

	2004	2005	2006	2007	2008	Thereafter
Maturity Schedule(b)
Senior fixed rate mortgages	$3,444	$7,436	$7,917	$8,431	$8,917	$584,233
Various individual fixed rate mortgages	11,740	3,495	14,607	2,398	52,745	72,853
Senior variable rate mortgage	0	0	184,011	0	0	0
Consumer finance line of credit	0	0	0	0	0	0
Floorplan lines of credit	2,061	0	0	0	0	0
Revolving line of credit	0	0	0	0	0	0
Other debt	101	1,047	0	0	0	0

Total debt maturities	$17,346	$11,978	$206,535	$10,829	$61,662	$657,086

(a)
In February 2004, we entered into a two-year $100 million swap and purchased interest rate caps covering our senior variable rate mortgage.

(b)
Does not include debt premium.

Statement of Operations

Three Months Ended 06/30/04	Three Months Ended 03/31/04
($ in thousands; except per share data)
Revenue
Communities	$56,780	$44,573
Retail Sales	2,081	754
Consumer finance and insurance	88	134
Corporate and other	288	9

Total revenue	59,237	45,470
Operating Expenses
Communities	23,813	17,024
Retail Sales	2,443	934
Consumer finance and insurance	794	170
Corporate and other	388	84
Property management	1,600	1,454
General and administrative(a)	4,304	14,804
IPO related costs(a)	0	4,417

Total expenses	33,342	38,887

EBITDA(b)	25,895	6,583
Early termination of debt(a)	0	13,427
Depreciation & amortization	18,337	15,660
Net interest expense	12,527	14,296

Income (loss) before minority interest	(4,969)	(36,800)
Minority interest	421	3,063

Income (loss) before preferred stock dividend	(4,548)	(33,737)
Preferred stock dividend	(2,578)	(1,232)

Income (loss) available to common stockholders	$(7,126)	$(34,969)

FFO Calculation(b)
Income (loss) before minority interest(a)	$(4,969)	$(36,800)
Plus:	Depreciation and amortization	18,337	15,660
Less:	Amortization of loan origination fees	(855)	(868)
Depreciation on F, F & E	(81)	(369)
Preferred stock dividends	(2,578)	(1,232)

FFO available to common stockholders & OP unitholders(b)	$9,854	$(23,609)

Less:	Recurring capital expenditures	$(1,100)	$(520)
Scheduled principal amortization of indebtedness	(2,200)	(1,936)

Funds available for distribution ("FAD")(b)	$6,554	$(26,065)

FFO per share/unit	$0.23	$(0.74)
FAD per share/unit	$0.15	$(0.82)
Distribution per share/unit	$0.31	$0.15
Weighted average common shares and OP units	43,269	31,793

(a)
Includes certain one-time costs related to the IPO and the repayment of certain indebtedness.

(b)
See Exhibit I for definition and reconciliation to nearest GAAP measure.

Comprehensive Income

	Three Months Ended 06/30/04	Three Months Ended 03/31/04
	($ in thousands)
Net income (loss)	$(7,126)	$(34,969)
Unrealized income (loss) on interest rate swap	1,802	(518)

Comprehensive income (loss)	$(5,324)	$(35,487)

Segment Detail

	Three Months Ended
	6/30/2004	03/31/04(a)	12/31/03
	($ in thousands)
Revenue
Total real estate revenue	$56,780	$44,573	$36,589
Retail homes sales revenue	2,081	754	1,757
Finance and insurance revenue	88	134	675
Corporate and other	288	9	998

Segment revenue	59,237	45,470	40,019
Expenses
Property operations expense	19,460	13,541	13,290
Real estate taxes	4,353	3,483	2,826
Retail homes sales expense	2,443	934	2,142
Insurance and finance expense	794	170	542
Corporate and other	388	84	798

Segment expenses	27,438	18,212	19,598
Net Segment Income
Real estate income	32,967	27,549	20,473
Retail homes sales income	(362)	(180)	(385)
Insurance and finance income	(706)	(36)	133
Corporate and other	(100)	(75)	200

Net segment income	$31,799	$27,258	$20,421

Other Data
EBITDA(b)	$25,895	$6,583	$16,194
FFO available to common stockholders and OP unitholders(b)	$9,854	$(23,609)	$1,572
Net income (loss)	$(7,126)	$(34,969)	$(8,401)
One-time charges	$0	$27,914	$0

(a)
Results include one-time charges of $27.9 million related to the IPO and the repayment of certain indebtedness.

(b)
See Exhibit I for definition and reconciliation to nearest GAAP measure.

Same Community Data

	2004		2003
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
	($ in thousands)
For the full quarter noted:
Average total homesites	39,804	39,804	39,804	39,804	39,788	39,729
Average total rental homes	6,793	6,356	5,861	5,473	5,065	4,844
Average occupied homesites—homeowners	27,546	28,189	28,870	29,629	30,333	30,854
Average occupied homesites—home renters	5,311	5,039	4,784	4,574	4,226	3,828

Average occupied homesites—total	32,857	33,228	33,654	34,203	34,559	34,682
Average occupancy—rental homes	78.2%	79.3%	81.6%	83.6%	83.4%	79.0%
Average occupancy—total	82.5%	83.5%	84.5%	85.9%	86.9%	87.3%
For the full quarter noted:
Real estate revenue
Homeowner rental income	$23,621	$24,088	$24,036	$24,346	$24,396	$25,314
Home renter rental income	9,411	8,890	8,561	8,293	8,251	6,781
Other	145	129	123	46	10	54

Rental income	33,177	33,107	32,720	32,685	32,657	32,149
Utility and other income	3,599	3,792	3,535	3,657	3,399	3,501

Total real estate revenue	36,776	36,899	36,255	36,342	36,056	35,650

Real estate expenses
Property operations expenses	12,153	11,117	13,099	12,079	11,253	11,138
Real estate taxes	2,978	2,981	2,781	2,547	2,525	2,638

Total real estate expenses	15,131	14,098	15,880	14,626	13,778	13,776

Real estate net segment income(a)	$21,645	$22,801	$20,375	$21,716	$22,278	$21,874

Average monthly real estate revenue per total occupied homesite(b)	$373	$370	$359	$354	$348	$343

Average monthly homeowner rental income per homeowner occupied homesite(c)	$286	$285	$278	$274	$268	$273

Average monthly real estate revenue per total homesite(d)	$308	$309	$304	$304	$302	$299

Average monthly home renter income per occupied rental home(e)	$591	$588	$597	$604	$651	$590

At end of quarter:
Total communities owned	209	209	209	209	209	209
Total homesites	39,804	39,804	39,804	39,804	39,804	39,741
Occupied homesites	32,580	33,156	33,300	33,967	34,427	34,693
Total rental homes owned	6,925	6,763	5,875	5,830	5,203	4,903
Occupied rental homes	5,335	5,318	4,803	4,725	4,411	3,998

(a)
See Exhibit I for definition and reconciliation to nearest GAAP measure.

(b)
Average monthly real estate revenue per occupied homesite is defined as total real estate revenue divided by average total occupied homesites divided by the number of months in the period.

(c)
Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(d)
Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(e)
Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

Same Community—Percentage Growth

	Three Months Ended 06/30/04 vs. 06/30/03	Three Months Ended 03/31/04 vs. 03/31/03
Real Estate Revenue
Homeowner rental income	(3.2)%	(4.8)%
Home renter rental income	14.1%	31.1%
Other	1350.0%	138.9%

Rental income	1.6%	3.0%
Utility and other income	5.9%	8.3%

Total real estate revenue	2.0%	3.5%

Real Estate Expenses
Property operations expenses	8.0%	(0.2)%
Real estate taxes	17.9%	13.0%

Total real estate expenses	9.8%	2.3%

Net real estate segment income	(2.8)%	4.2%

Total Real Estate Segment

	2004		2003
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
	($ in thousands)
For the full quarter noted:
Average total homesites	68,023	52,837	40,435	40,300	40,115	39,824
Average total rental homes	8,293	7,063	5,938	5,535	5,075	4,825
Average occupied homesites—homeowners	48,176	37,599	29,191	29,872	30,618	31,021
Average occupied homesites—home renters	6,074	5,424	4,853	4,614	4,231	3,754

Average occupied homesites—total	54,250	43,023	34,044	34,486	34,849	34,775
Average occupancy—rental homes	73.2%	76.8%	81.7%	83.4%	83.4%	77.8%
Average occupancy—total	79.8%	81.4%	84.2%	85.6%	86.9%	87.3%
For the full quarter noted:
Real estate revenue
Homeowner rental income	$40,268	$31,130	$23,764	$24,550	$24,573	$25,325
Home renter rental income	10,620	9,239	9,241	8,431	8,322	6,792
Other	359	200	98	44	10	54

Rental income	51,247	40,569	33,103	33,025	32,905	32,171
Utility and other income	5,533	4,004	3,486	3,689	3,424	3,508

Total real estate revenue	56,780	44,573	36,589	36,714	36,329	35,679

Real estate expenses
Property operations expenses	$19,460	$13,541	$13,274	$12,219	$11,339	$11,146
Real estate taxes	4,353	3,483	2,842	2,588	2,527	2,640

Total real estate expenses	23,813	17,024	16,116	14,807	13,866	13,786

Real estate net segment income(a)	$32,967	$27,549	$20,473	$21,907	$22,463	$21,893

Average monthly real estate revenue per total occupied homesite(b)	$349	$345	$358	$355	$347	$342

Average monthly homeowner rental income per homeowner occupied homesite(c)	$279	$276	$271	$274	$268	$272

Average monthly real estate revenue per total homesite(d)	$278	$281	$302	$304	$302	$299

Average monthly home renter income per occupied rental home(e)	$583	$568	$635	$609	$656	$603

At end of quarter:
Total communities owned	342	301	212	212	211	211
Total homesites	71,058	66,548	40,435	40,435	40,255	39,943
Occupied homesites	56,587	53,353	33,670	34,282	34,818	34,881
Total rental homes owned	8,522	8,127	6,061	6,003	5,213	4,912
Occupied rental homes	6,139	6,103	4,908	4,843	4,416	4,006

(a)
See Exhibit I for definition and reconciliation to nearest GAAP measure.

(b)
Average monthly real estate revenue per occupied homesite is defined as total real estate revenue divided by average total occupied homesites divided by the number of months in the period.

(c)
Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(d)
Average monthly real estate revenue per total homesite is defined as total real estate revenue divided by average total homesites divided by the number of months in the period.

(e)
Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

Capital Expenditure Summary

	Three Months Ended
	06/30/04	03/31/04	06/30/03
	($ in thousands)
Recurring capital expenditures(a)	$1,100	$520	$740
Recurring capital expenditures per average site per annum	65	39	74
Homesite upgrades(b)	1,482	1,042	904
Expansion, development, renovation and improvements(c)	4,730	1,955	915
Utility recapture(d)	—	—	—

Total capital improvements	$7,312	$3,517	$2,559

(a)
Includes capital expenditures necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include repairs of roads, driveways, and pools, renovation of clubhouses and replacement or installation of street lights, playground equipment, signage, maintenance facilities, manager housing and property vehicles. These capital expenditures do not include water meters, sheds, homes or community acquisitions. Our minimum capitalizable amount of a project is $500.

(b)
Includes capital expenditures that improve homesites for placement of a new home typically when an existing older home moves out and the site is prepared for a new home. Many of these activities are governed by manufacturers' installation requirements and State building codes and include grading, electrical, concrete, landscaping, drainage and water/sewer lines. We estimate that the new home will be in the community for an average of at least 20 years although we depreciate these costs over 10 years.

(c)
These are the costs to develop, expand, renovate and improve communities following acquisition. They include costs for engineering, driveways, paving, utilities, and amenities. They also include capitalized interest and capitalized internal costs of $694 in the first quarter of 2004 and $1,336 in the second quarter of 2004.

(d)
Revenue producing includes costs related to revenue generating activities, consisting primarily of sub-metering of water and sewer service.

Manufactured Home Purchases

	Three Months Ended
	06/30/04	03/31/04
	($ in thousands)
Manufactured home purchases(a)(b)	$26,855	$18,001

Number of manufactured homes purchased(b)	502	1,172

(a)
Includes expenditures for manufactured homes and home setup expenditures in the period.

(b)
Excludes manufactured homes purchased in the Hometown acquisition.

Top 20 Markets

					Rental Income Per Occupied Homesite Per Month(c)(d)
			Occupancy
Market(a)	Number of Total Homesites(b)	Percentage of Total Homesites
			06/30/04	03/31/04	06/30/04	03/31/04(d)
Dallas—Ft. Worth, TX	7,369	10.4%	76.0%	78.0%	$351	$347
Atlanta, GA	5,074	7.1%	83.1%	83.5%	325	323
Salt Lake City, UT	3,553	5.0%	91.0%	93.1%	347	349
Front Range of CO	3,301	4.6%	89.2%	91.6%	423	419
Jacksonville, FL	2,525	3.6%	81.2%	81.3%	328	329
Kansas City—Lawrence—Topeka, MO—KS	2,436	3.4%	88.9%	89.3%	277	274
Wichita, KS	2,315	3.3%	65.5%	69.7%	283	282
St. Louis, MO—IL	2,159	3.0%	82.1%	87.6%	286	326
Orlando, FL	1,996	2.8%	87.1%	81.3%	328	288
Oklahoma City, OK	1,911	2.7%	78.5%	81.4%	301	276
Greensboro—Winston Salem, NC	1,416	2.0%	69.2%	72.0%	259	257
Davenport—Moline—Rock Island, IA—IL	1,410	2.0%	84.7%	84.5%	262	258
Montgomery, AL	1,288	1.8%	53.3%	55.8%	188	188
Charleston—North Charleston, SC	1,233	1.7%	76.5%	78.4%	232	239
Elkhart—Goshen, IN	1,225	1.7%	79.4%	79.7%	313	305
Inland Empire, CA	1,223	1.7%	89.4%	90.6%	406	412
Nashville, TN	1,134	1.6%	71.1%	70.8%	267	262
Southeast Florida	1,124	1.6%	95.7%	94.4%	476	473
Raleigh—Durham—Chapel Hill, NC	1,095	1.5%	81.4%	85.1%	324	321
Syracuse, NY	1,091	1.5%	62.0%	61.9%	347	354

Subtotal—Top 20 Markets	44,878	63.2%	80.3%	81.7%	328	326
All Other Markets	26,180	36.8%	78.3%	77.1%	295	298

Total/Weighted Average	71,058	100.0%	79.6%	80.2%	$316	$317

(a)
Markets are defined by our management.

(b)
Results of and for the quarter ended June 30, 2004 reflect acquisitions made during the quarter.

(c)
Rental Income is defined as homeowner rental income, home renter rental income and other rental income reduced by move-in bonuses and rent concessions.

(d)
For communities acquired during the quarter, weighted average all-in rent (homesite rent and home rent) was used as a proxy for "Rental Income Per Occupied Homesite Per Month".

Acquisitions & Dispositions

Acquisitions

Acquisition Date	Market	Number of Communities	Number of Homesites	Allocated Purchase Price	Debt Assumed	Cash	Fair Market Value of OP Units/shares
	($ in thousands)
02/18/04	Various(a)	90	26,406	$615,270	$92,434	$522,836	$0
02/26/04	Nashville, TN	2	401	7,400	0	7,400	0
06/18/04	Salt Lake City	2	243	5,456	0	5,456	0
06/30/04	Various(b)	36	3,573	61,500	28,358	0	33,142

Dispositions

Disposition Date	Market	Number of Communities	Number of Homesites	Gross Sales Price	Gain/(Loss) on Sale
None

(a)
Reflects the initial purchase price allocation of the Hometown acquisition including the three Hometown communities closed on April 9, 2004.

(b)
Reflects the initial purchase price allocation of the D.A.M. Portfolio purchase. Partnership Preferred Units valued at $25 par value times the number of units issued (300,000 Series B units, 705,688 Series C units and 320,000 Series D units). The Series D units were redeemed for cash on July 6, 2004. The remain units can be redeemed for cash at Par after the 5th anniversery of the the issuance date.

Hometown Acquisition Data

	06/30/04	03/31/04
# of Communities(a)	90	87
# of Homesites(a)	26,406	25,712
Total occupied homesites	19,921	19,555
Occupancy %	75.4%	76.1%
Homeowner occupied homesites	19,198	18,849
Renter occupied homes	723	706

Total occupied homesites	19,921	19,555
Vacant homesites	6,485	6,157

Total homesites	26,406	25,712

% of Total Homesites
Homeowner occupied homesites	72.7%	73.3%
Renter occupied homes	2.7%	2.7%
Vacant homesites	24.6%	23.9%

Total homesites	100.0%	100.0%

% of Occupied Homesites
Homeowner occupied homesites	96.4%	96.4%
Renter occupied homes	3.6%	3.6%

Occupied homesites	100.0%	100.0%

Number of owned homes	1,466	1,487
Renter occupied homes	723	706
Non-revenue producing homes	743	781
Number of repossessed homes	416	478
as a % of total homesites	1.6%	1.9%
as a % of homeowner occupied homesites	2.2%	2.5%
Financial Data
Bad debt as a % of total real estate revenue	1.1%	NM
Revenue contribution	$19,558	$7,645
Expense contribution	8,298	2,722

Net real estate segment income contribution	$11,260	$4,923

(a)
First quarter does not reflect three communities acquired upon the completion of the loan assumption process on April 9, 2004.

Home Sales Data

	Three Months Ended 06/30/04	Three Months Ended 03/31/04
Unit Data
New homes sold	13	15
Used homes sold	115	12

Total homes sales	128	27

Other Data
Average all-in home sales price—new homes	$26,622	$28,700
Average all-in home sales price—used homes	13,170	12,624
Average all-in home sales price—total	$14,536	$21,555

Owned Home Data

	As of and for the three months ended
	6/30/2004		03/31/04		12/31/03
Renter occupied homes	6,139		6,103		4,908
Non-revenue producing homes	2,383		2,024		1,153

Total home inventory	8,522		8,127		6,061

Home Inventory Change Detail
Home inventory (BoP)	8,127		6,061		6,003
Net Home purchases / (Sales)	395		2,066		58
Home inventory (EoP)	8,522		8,127		6,061
Renter occupied homes (BoP)	6,103		4,908		4,843
Leasing activity, net (a)	36		1,195		65
Renter occupied homes (EoP)	6,139		6,103		4,908
Non-revenue producing (BoP)	2,024		1,153		1,160
Home purchases/(sales + leased)	359		871		(7)
Non-revenue producing (EoP)	2,383		2,024		1,153
Home Inventory Composition
New home inventory	22.3%		21.5%
Used home inventory	77.7%		78.5%

Total home inventory	100.0%		100.0%

Average age—ARC homes	2.8	years	2.9	years
Average age—HTA homes	5.6	years	6.5	years
Average age—All homes	3.3	years	3.6	years
Home Inventory Financial Data
Gross asset value including setup costs ($000's)	$192,197		$163,430
Gross asset value per home	22,553		20,110
Current asset value including setup costs ($000's)	$168,793		$143,789
Current asset value per home	19,807		17,693
Total Non-Revenue Producing Inventory
Available for rent or for sale	2,221		1,317
In-transit/in-process	162		707

Total non-revenue producing inventory	2,383		2,024
Homes on order	600		377

(a)
Period ended 3/31/04 includes occupied homes acquired in the Hometown acquisition.

Investor Inquiries

Common stock symbol:	ARC
Preferred stock symbol:	ARC Pr A
Exchange Traded:	NYSE
	Q2 2004	Q1 2004(a)
Common Stock Dividend Information
Declaration date	06/17/04	03/10/04
Record date	06/30/04	03/31/04
Payment date	07/15/04	04/15/04
Distributions per share	$0.3125	$0.1493
Preferred Stock Dividend Information
Declaration date	06/17/04	03/10/04
Record date	07/15/04	04/15/04
Payment date	07/30/04	04/30/04
Distributions per share	$0.5156	$0.4182

(a)
Distributions reflect partial period.

Inquiries:

        Affordable Residential Communities welcomes any questions or comments from our investors, prospective investors, analysts, investment managers or media professionals. Please direct all inquiries to one of the following contact points:

At our website:	www.aboutarc.com
By phone:	(866) 847-8931
By fax:	(303) 294-0121
By e-mail:	investor.relations@aboutarc.com
By mail:	Affordable Residential Communities Inc. Investor Relations Department 600 Grant Street Suite 900 Denver, CO 80203

Definitions of Non-GAAP Measures

        Investors in and analysts following the real estate industry use funds from operations ("FFO"), net segment income, earnings before interest, taxes, depreciation and amortization ("EBITDA") and funds available for distribution ("FAD") as supplemental performance measures. While the we believe that net income (as defined by GAAP) is the most appropriate measure, we also believe that FFO, net segment income, EBITDA and FAD are widely used by and relevance to investors, analysts and lenders and are appropriate supplemental measures. FFO reflects the assumption that real estate values rise or fall with market conditions and principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. Net segment income provides a measure of rental operations and excludes deductions for depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a measure to evaluate our ability to incur and service debt and to fund dividends and other cash needs. FAD provides a measure to evaluate our ability to fund dividends. In addition, FFO, net segment income, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

        FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as "net income (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from sales of property, plus rental property depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." Industry analysts consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT primarily because the computation of FFO excludes historical cost depreciation as an expense and thereby facilitates the comparison of REITs which have different cost bases in their assets. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, whereas real estate values have instead historically risen or fallen based upon market conditions. FFO does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. Please see the Reconciliation of Net Income to Funds from Operations set forth above.

        Net segment income is defined as income from real estate operations and other segments of the Company, less expenses for property operations, real estate taxes, cost of manufactured homes sold, and retail home sales, finance, insurance and other operations.

        EBITDA is defined as net loss available to common stockholders adjusted to exclude preferred stock dividend expense, income from discontinued operations net of minority interest, minority interest, interest income, interest expense, depreciation and amortization and early termination of debt expenses. It is a measure of net segment income less property management, general and administrative expenses and IPO related costs.

        FAD is defined as FFO less non-revenue producing, recurring capital expenditures and scheduled principal amortization of indebtedness.

        FFO, net segment income, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on indebtedness and payment of dividends and distributions. FFO, net segment income, EBITDA and FAD should not be considered as substitutes for net income (calculated in accordance with GAAP), as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, net segment income, EBITDA and FAD as calculated by the Company may not be comparable to similarly titled, but differently calculated, measures of other REITs or to the definition of FFO published by NAREIT.

FFO, FAD and EBITDA Reconciliations

		Three Months Ended
		06/30/04	03/31/04	06/30/03
		($ in thousands, except per share data)
Funds from operations ("FFO") and adjusted funds from operations
Net income (loss) before preferred stock dividend and minority interest		$(4,969)	$(36,800)	$(9,996)
Plus:	Depreciation and amortization	18,337	15,660	12,930
	Income (loss) from discontinued operations	—	—	93
	Depreciation from discontinued operations	—	—	111
Less:	Amortization of loan origination fees	(855)	(868)	(955)
	Depreciation expense on furniture, equipment and vehicles	(81)	(369)	(1,077)
	Preferred stock dividend	(2,578)	(1,232)	—

FFO available to common stockholders and OP unitholders		9,854	(23,609)	1,106
Plus:	Restricted stock grants	—	10,070	—
	IPO related costs	—	4,417	—
	Early termination of debt	—	13,427	—

Adjusted FFO		$9,854	$4,305	$1,106

Funds available for distribution ("FAD") and adjusted FAD
FFO available to common stockholders & OP unitholders		$9,854	$(23,609)	$1,106
Less:	Recurring capital expenditures	(1,100)	(520)	(740)
	Scheduled principal amortization of indebtedness	(2,200)	(1,936)	(3,273)

FAD		6,554	(26,065)	(2,907)
Plus:	Restricted stock grants	—	10,070	—
	IPO related costs	—	4,417	—
	Early termination of debt	—	13,427	—

Adjusted FAD		$6,554	$1,849	$(2,907)

EBITDA and adjusted EBITDA
Net loss available to common stockholders		$(7,126)	$(34,969)	$(8,527)
Plus:	Preferred stock dividend	2,578	1,232	—
	Income from discontinued operations, net of minority interest	—	—	(80)
	Minority interest	(421)	(3,063)	(1,389)
	Interest income	(454)	(388)	(404)
	Interest expense	12,981	14,684	14,630
	Depreciation and amortization	18,337	15,660	12,930
	Early termination of debt	—	13,427	—

EBITDA		25,895	6,583	17,160
Plus:	Restricted stock grants	—	10,070	—
	IPO related costs	—	4,417	—

Adjusted EBITDA		$25,895	$21,070	$17,160

Total Real Estate Net Segment Income Reconciliation

	2004		2003
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
	($ in thousands)
Net segment income:
Real estate	$32,967	$27,549	$20,473	$21,907	$22,463	$21,893
Retail homes sales and finance	(362)	(180)	(381)	(712)	(340)	(319)
Insurance	(706)	(36)	33	10	(4)	94
Corporate and other	(100)	(75)	174	57	103	81

	31,799	27,258	20,299	21,262	22,222	21,749
Other expenses:
Property management	1,600	1,454	1,673	1,286	1,382	1,186
General and administrative	4,304	14,804	5,113	3,672	3,680	4,369
Initial public offering ("IPO") related costs	—	4,417	—	—	—	—
Early terminiation of debt	—	13,427	—	—	—	—
Depreciation and amortization	18,337	15,660	11,256	12,045	12,930	12,556
Retail home sales asset impairment and other expense	—	—	—	1,385	—	—
Interest expense	12,981	14,684	15,027	14,481	14,630	13,880

Total other expenses	37,222	64,446	33,069	32,869	32,622	31,991

Interest income	454	388	342	344	404	347

Loss before allocation to mirority interest	(4,969)	(36,800)	(12,428)	(11,263)	(9,996)	(9,895)
Minority interest	421	3,063	1,702	1,559	1,389	1,368

Net loss from continuing operations	(4,548)	(33,737)	(10,726)	(9,704)	(8,607)	(8,527)
Income from discontinued operations	—	—	—	46	93	146
Gain on sale of discontinued operations	—	—	—	3,333	—	—
Minority interest in discontinued operations	—	—	—	(468)	(13)	(20)

Net loss	(4,548)	(33,737)	(10,726)	(6,793)	(8,527)	(8,401)
Preferred stock dividend	(2,578)	(1,232)	—	—	—	—

Net loss available to common stockholders	$(7,126)	$(34,969)	$(10,726)	$(6,793)	$(8,527)	$(8,401)

Same Community Net Segment Income Reconciliation

	2004		2003
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
	($ in thousands)
Net segment income:
Real estate(a)	$21,645	$22,801	$20,375	$21,716	$22,278	$21,874
Retail home sales and finance(b)	—	—	—	—	—	—
Insurance	(36)	(36)	33	10	(4)	94
Corporate and other	(100)	(75)	174	57	103	81

	21,509	22,690	20,582	21,783	22,377	22,049
Other expenses:
Property management	1,000	1,354(c )	1,673	1,286	1,382	1,186
General and administrative	4,275	4,689(d )	5,120	3,671	3,680	4,369
Initial public offering ("IPO") related costs	—	—	—	—	—	—
Early termination of debt	—	—	—	—	—	—
Depreciation and amortization(e)	12,480	12,916	11,114	12,079	12,606	12,543
Retail home sales asset impairment and other expense	—	—	—	—	—	—
Interest expense(f)	10,170	12,977	14,889	14,257	14,394	13,866

Total other expenses	27,925	31,936	32,796	31,293	32,062	31,964

Interest income(g)	357	300	309	344	404	347

Loss before allocation to minority interest	(6,059)	(8,946)	(11,905)	(9,166)	(9,281)	(9,568)
Minority interest(h)	338	720	1,630	1,269	1,290	1,323

Net loss from continuing operations	(5,721)	(8,226)	(10,275)	(7,897)	(7,991)	(8,245)
Income from discontinued operations	—	—	—	—	—	—
Gain on sale of discontinued operations	—	—	—	—	—	—
Minority interest in discontinued operations	—	—	—	—	—	—

Net loss	(5,721)	(8,226)	(10,275)	(7,897)	(7,991)	(8,245)
Preferred stock dividend	—	—	—	—	—	—

Net loss available to common stockholders	$(5,721)	$(8,226)	$(10,275)	$(7,897)	$(7,991)	$(8,245)

(a)
Same communities real estate net segment income excludes results of communities acquired in the Hometown and other acquisitions after January 1, 2003 and the community sold before June 30, 2004.

(b)
Excludes segment results as a result of the restructuring in September 2003 in which we closed all stand-alone retail stores existing on January 1, 2003 at which time we had no significant in-community sales operations.

(c)
Excludes additional property management expenses incurred in connection with the Hometown acquisition.

(d)
Excludes restricted stock expenses of $10,115 recognized in connection with the IPO and vested in the three months ended June 30, 2004 and March 31, 2004.

(e)
Excludes the following costs recognized in the Hometown and other acquisitions:

Depreciation of rental and other property and manufactured homes acquired	$4,536	$2,272	$110	$89	$33	$11
Amortization of lease intangibles and customer relationships acquired	1,321	472	14	4	4	2

	$5,857	$2,744	$124	$93	$37	$13

(f)
Excludes the pro rata portion of interest expense on mortgage loans secured by properties acquired in the Hometown and other acquisitions as follows:
$2,811	$1,707	$75	$87	$72	$14

(g)
Excludes interest earned on additional cash received in connection with the IPO, the financing transaction and the Hometown acquisition

(h)
Minority interest computed at the same rate as reflected in reported results.

QuickLinks

  Item 12. Results of Operations and Financial Condition
Signatures
Second Quarter 2004 Earnings Release and Supplemental Operating and Financial Data
Table of Contents
Portfolio Map
Press Release Text
Financial Highlights
First Quarter Adjustments
Balance Sheet
Debt Analysis
Statement of Operations
Comprehensive Income
Segment Detail
Same Community Data
Same Community—Percentage Growth
Total Real Estate Segment
Capital Expenditure Summary
Manufactured Home Purchases
Top 20 Markets
Acquisitions & Dispositions
Hometown Acquisition Data
Home Sales Data
Owned Home Data
Investor Inquiries
Definitions of Non-GAAP Measures
FFO, FAD and EBITDA Reconciliations
Total Real Estate Net Segment Income Reconciliation
Same Community Net Segment Income Reconciliation